UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 29, 2017
Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-16209	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.  ☐

ITEM 1.01     Entry into a Material Definitive Agreement.
On November 29, 2017, Arch Capital Group Ltd. (the “Company”) entered into a Purchase Agreement pursuant to which the Company agreed to sell, and the underwriters named therein agreed to purchase, subject to and upon terms and conditions set forth therein, 4,000,000 depositary shares (the “Depositary Shares”), each of which represents a 1/1,000th interest in a share of its 5.45% Non-Cumulative Preferred Shares, Series F, of the Company (the “Preferred Shares”). The public offering price is $25.16 per Depositary Share for an aggregate public offering price of $100,640,000 total (including accrued dividends of $0.39 per Depositary Share). The offering is an additional issuance of its Preferred Shares originally issued in August of 2017.The offering was made pursuant to an effective shelf registration statement. A copy of the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

ITEM 8.01    Other Events.

On December 1, 2017, the Company consummated its previously disclosed public offering of the Depositary Shares. The description of the terms of the Preferred Shares is set forth in the existing Certificate of Designations attached as Exhibit 4.1 hereto, and is incorporated herein by reference. A legal opinion relating to the validity of the Preferred Shares has been included as Exhibit 5.1 hereto, and is incorporated herein by reference.
In connection with the prior issuance of its depositary shares, the Company entered into a deposit agreement (the “Deposit Agreement”), dated August 17, 2017, with American Stock Transfer & Trust Company, LLC, as depositary, registrar and transfer agent and as dividend disbursing agent and redemption agent, and the holders from time to time of the depositary receipts. The Deposit Agreement has been included as Exhibit 4.3 hereto, and is incorporated herein by reference. The above description of the Deposit Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference. A legal opinion as to the Depositary Shares has been included as Exhibit 5.2 hereto, and is incorporated herein by reference.
The Company also announced today that it had called for redemption on January 2, 2018, all of its outstanding 6.75% Series C Non-Cumulative Preferred Shares. The Series C Non-Cumulative Preferred Shares will be redeemed at a redemption price equal to $25.00 per share (an aggregate redemption price of $92,554,825), plus all declared and unpaid dividends to (but excluding) the redemption date. The Company has declared a one-time dividend on the Series C Non-Cumulative Preferred Shares for the period from and including December 31, 2017 through and including January 1, 2018 of $0.009375 per share, which will be paid on the redemption date, along with the redemption price.
Record holders of the Series C Non-Cumulative Preferred Shares as of December 15, 2017 will still receive the previously announced dividend for the fourth quarter of 2017, also payable on January 2, 2018.
On November 29, 2017, the Company issued press releases announcing the launching and pricing of its underwritten public offering of the Depositary Shares. A copy of these press releases are attached to this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.
The Company today issued a press release announcing the closing of its underwritten public offering of the Depositary Shares and that it had provided notice of its redemption of all of its outstanding Series C Non-Cumulative Preferred Shares. A copy of this press release has been included as Exhibit 99.3 hereto, and is incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits.
(d):     The following exhibits are being filed herewith.

EXHIBIT NO.	DESCRIPTION
1.1	Purchase Agreement dated as of November 29, 2017, among Arch Capital Group Ltd. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC
4.1
Certificate of Designations of 5.45% Non-Cumulative Preferred Shares, Series F (incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on August 17, 2017)

4.2
Form of Share Certificate evidencing 5.45% Non-Cumulative Preferred Share, Series F (incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on August 17, 2017)

4.3
Deposit Agreement, dated August 17, 2017, between Arch Capital Group Ltd., American Stock Transfer & Trust Company, LLC and the holders from time to time of the depositary receipts (incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on August 17, 2017)

4.4	Form of Depositary Receipt (incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on August 17, 2017)
5.1	Opinion of Conyers Dill & Pearman Limited
5.2	Opinion of Cahill Gordon & Reindel LLP
23.1	Consent of Conyers Dill & Pearman Limited (included as part of Exhibit 5.1)
23.2	Consent of Cahill Gordon & Reindel LLP (included as part of Exhibit 5.2)
99.1	Launch press release, dated November 29, 2017
99.2	Pricing press release, dated November 29, 2017
99.3	Closing press release, dated December 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CAPITAL GROUP LTD.

Date: December 1, 2017	By:	/s/ Mark D. Lyons
		Name:	Mark D. Lyons
		Title:	Executive Vice President, Chief Financial Officer and Treasurer